News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR FIRST FISCAL QUARTER

--	First Quarter Net Income of $66.1 Million, or $0.75 per Diluted Share

•	Includes Regulatory Charge of $4.0 Million, or $0.04 per Diluted Share
-- Assets Under Management of $744.6 Billion
-- Long-term Net Outflows of $0.9 Billion for the Quarter

Baltimore, Maryland - July 25, 2018 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the first fiscal quarter ended June 30, 2018.

	Quarters Ended
Financial Results	Jun	Mar	Jun
(Amounts in millions, except per share amounts)	2018	2018	2017
Operating Revenues	$747.9	$785.1	$793.8
Operating Expenses	622.2	685.3	686.6
Operating Income	125.7	99.7	107.2
Net Income[1]	66.1	9.3	50.9
Net Income Per Share - Diluted[1]	0.75	0.10	0.52

Assets Under Management
(Amounts in billions)
End of Period Assets Under Management	$744.6	$754.1	$741.2
Average Assets Under Management	749.5	766.9	740.3

(1) Net Income Attributable to Legg Mason, Inc.

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Legg Mason’s quarterly results again highlight the diversity and resilience of our affiliate portfolio and the breadth of our investment vehicles, distribution channels and global footprint.  In a challenging environment for the industry, our equity outflows and breakeven alternative flows were partially offset by fixed income inflows. Importantly, we concluded the quarter with a record level of unfunded wins and committed but uncalled capital along with a robust pipeline of new opportunities across asset classes, strategies and affiliates. It is this business diversification, which we believe is unique within the industry, that expands client choice to serve them better. We believe that this will position Legg Mason for balanced and consistent growth over the long run.”

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $744.6 Billion

Assets Under Management ("AUM") were $744.6 billion at June 30, 2018 compared with $754.1 billion at March 31, 2018 resulting from negative foreign exchange of $6.5B, liquidity outflows of $2.9 billion, long-term outflows of $0.9 billion and realizations of $0.3 billion. These more than offset positive market performance of $1.1 billion.

	Quarter Ended June 30, 2018
Assets Under Management	AUM (in billions)	Flows (in billions)		Operating Revenue Yield [1]
Equity	$206.4	$(2.2)		61 bps
Fixed Income	412.3	1.3		28 bps
Alternative	66.4	0.0	[2]	63 bps
Long-Term Assets	685.1	(0.9)
Liquidity	59.5	(2.9)		13 bps
Total	$744.6	$(3.8)		39 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.3 billion

At June 30, 2018, fixed income represented 55% of AUM, while equity represented 28%, alternatives represented 9% and liquidity represented 8%.

By geography, 70% of AUM was from clients domiciled in the United States and 30% from non-US domiciled clients.

Average AUM during the quarter was $749.5 billion compared to $766.9 billion in the prior quarter and $740.3 billion in the first quarter of fiscal year 2018. Average long-term AUM was $687.7 billion compared to $697.1 billion in the prior quarter and $658.7 billion in the first quarter of fiscal year 2018.

Quarterly Performance[3]

At June 30, 2018:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	56%	69%	73%	84%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average[3]	30%	64%	60%	59%

(3) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 48% were in funds rated 4 or 5 stars by Morningstar.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Fourth Quarter of Fiscal Year 2018

Net income was $66.1 million, or $0.75 per diluted share, compared to net income of $9.3 million, or $0.10 per diluted share, in the fourth quarter of fiscal year 2018. The items listed below contributed to the increase in earnings, but excluding them, earnings were lower reflecting lower non-pass through performance fees and lower average assets under management.
This quarter's results included:

•	A charge of $4.0 million, or $0.04 per diluted share, reflecting the expected completion of the previously disclosed regulatory matter.

•	EnTrustPermal acquisition and transition-related costs of $1.5 million, or $0.01 per diluted share.
The prior quarter results included:

•	A charge of $67.0 million, or $0.76 per diluted share, related to the previously disclosed regulatory matter.

•	Net losses on seed and other investments, not offset in compensation, of $11.9 million, or $0.09 per diluted share.

•	Contingent consideration credit adjustments of $15.5 million, or $0.11 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.8 million, or $0.01 per diluted share.

•	Corporate severance costs of $1.9 million, or $0.01 per diluted share.
Operating revenues of $747.9 million were down 5% compared with $785.1 million in the prior quarter reflecting:

•	A decrease in non-pass through performance fees of $21.6 million.

•	Lower advisory fee revenues of $12.7 million reflecting lower average long-term AUM.
Operating expenses of $622.2 million were down 9% compared with $685.3 million in the prior quarter reflecting:

•	Regulatory charge of $4.0 million, as compared to $67.0 million in the prior quarter.

•	Lower compensation and benefits of $3.9 million reflecting decreased revenues.

•	Contingent consideration fair value charge of $0.4 million as compared to credits of $15.5 million in the prior quarter.

•
A $1.3 million gain in the market value of deferred compensation and seed investments which is recorded as an increase in compensation and benefits with an offset in non-operating income, as compared to a $2.2 million loss in the prior quarter.

•
Other expenses, excluding the regulatory charges, decreased by $8.2 million as the current quarter included foreign exchange gains compared with losses last quarter, as well as lower advertising and charitable contributions.

Non-operating expense was $16.6 million, as compared to $43.1 million in the prior quarter reflecting:

•	Gains on corporate investments, not offset in compensation, were $5.8 million compared with losses of $11.9 million in the prior quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $3.7 million gain associated with the consolidation of sponsored investment vehicles compared to a $1.3 million loss in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 16.8% compared to 12.7% in the prior quarter. Operating margin, as adjusted4, was 22.3%, as compared to 23.8%.
Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $9.7 million compared to $8.6 million in the prior quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.
(4) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the First Quarter of Fiscal Year 2018

Net income was $66.1 million, or $0.75 per diluted share, compared to net income of $50.9 million, or $0.52 per diluted share, in the first quarter of fiscal year 2018.

This quarter's results included:

•	Regulatory charge of $4.0 million, or $0.04 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.5 million, or $0.01 per diluted share.
The prior year quarter results included:

•	Non-cash impairment charges totaling $34.0 million, or $0.24 per diluted share.

•	Contingent consideration credit adjustments of $16.6 million, or $0.12 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $2.6 million, or $0.02 per diluted share
Operating revenues of $747.9 million were down 6% compared with $793.8 million in the prior year quarter reflecting:

•	Lower pass through performance fees of $52.8 million and lower non-pass through performance fees of $4.7 million.

•	Investment advisory fees were $643.5 million as compared to $632.3 million in the first quarter of fiscal 2018.

Operating expenses of $622.2 million were down 9% compared with $686.6 million in the first quarter of fiscal year 2018 reflecting:

•	Lower compensation and benefits of $51.7 million, driven by the $52.8 million decrease in Clarion pass through performance fees.

•
Contingent consideration fair value charge of $0.4 million compared to non-cash impairment charges of $34.0 million and contingent consideration credits of $16.6 million in the first quarter of fiscal 2018.

•
A $1.3 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $5.4 million in the prior year quarter.

Non-operating expense was $16.6 million, compared to $15.4 million in the first quarter of fiscal year 2018 reflecting:

•	Gains on corporate investments, not offset in compensation, were $5.8 million compared with gains of $5.7 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
$3.7 million gains associated with the consolidation of sponsored investment vehicles, as compared to $1.2 million in gains in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 16.8% as compared to 13.5% in the first quarter of fiscal year 2018. Operating margin, as adjusted, was 22.3%, as compared to 22.5% in the first quarter of fiscal year 2018.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $9.7 million, compared to $12.0 million in the prior year quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•
Legg Mason, Brandywine Global, Martin Currie and Western Asset claimed four awards for outstanding performance at the prestigious Money Management/Lonsec annual awards ceremony in Sydney. Legg Mason Australia was Money Management/Lonsec Fund Manager of the Year, Brandywine Global Opportunistic Fixed Income Fund won in the Global Fixed Income category, Martin Currie Emerging Markets Fund won in the Global Emerging Market Equities category, and Western Asset Australian Bond Fund won in the Australian Fixed income category for 2018.

•	On June 20, 2018 Legg Mason announced a strategic minority investment in Quantifeed Holdings Limited, one of Asia’s leading providers of digital wealth management solutions, based in Hong Kong.

Balance Sheet

At June 30, 2018, Legg Mason’s cash position was $590.5 million.  Total debt, net was $2.3 billion, and stockholders' equity was $3.9 billion.  The ratio of total debt to total capital was 38%, in line with the prior quarter. Seed investments totaled $241.1 million.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 47215409, at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com. The presentation slides that will be reviewed during the discussion of the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 47215409# when prompted. Please note that the replay will be available beginning at 8:00 p.m. EDT on Wednesday, July 25, 2018, and ending at 11:59 p.m. EDT on Wednesday, August 8, 2018.

About Legg Mason
Guided by a mission of Investing to Improve Lives,TM  Legg Mason helps investors globally achieve better financial outcomes by expanding choice across investment strategies, vehicles and investor access through independent investment managers with diverse expertise in equity, fixed income, alternative and liquidity investments.  Legg Mason’s assets under management are $744.6 billion as of June 30, 2018.  To learn more, visit our web site, our newsroom, or follow us on LinkedIn, Twitter, or Facebook.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2018 and in the Company’s quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately 88% of total AUM is included in strategy AUM as of June 30, 2018, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation and is not directed toward existing or potential clients of Legg Mason.

At June 30, 2018:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark

Fixed Income	64%	77%	83%	89%
Equity	25%	41%	38%	72%
Alternatives	65%	68%	91%	59%

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

At June 30, 2018:	1-Year	3-Year	5-Year	10-Year
% of Long-Term U.S. Fund Assets Beating Lipper Category Average

Fixed Income	37%	71%	77%	78%
Equity	24%	58%	44%	42%
Alternatives (performance relates to only 3 funds)	13%	0%	100%	n/a

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)

	Quarters Ended
	June	March	June
	2018	2018	2017
Operating Revenues:
Investment advisory fees:
Separate accounts	$259,895	$261,920	$250,046
Funds	383,564	394,206	382,228
Performance fees	24,036	46,501	81,537
Distribution and service fees	79,190	80,899	78,906
Other	1,220	1,526	1,125
Total operating revenues	747,905	785,052	793,842

Operating Expenses:
Compensation and benefits	361,568	365,469	413,307
Distribution and servicing	116,592	119,094	122,349
Communications and technology	56,740	56,957	50,303
Occupancy	24,904	26,199	24,408
Amortization of intangible assets	6,180	6,112	6,339
Impairment of intangible assets	—	—	34,000
Contingent consideration fair value adjustments	426	(15,518)	(16,550)
Other	55,819	127,029	52,481
Total operating expenses	622,229	685,342	686,637

Operating Income	125,676	99,710	107,205

Non-Operating Income (Expense):
Interest income	2,446	2,239	1,468
Interest expense	(29,917)	(30,441)	(29,266)
Other income (expense), net	7,252	(13,372)	11,388
Non-operating income (expense) of
consolidated investment vehicles, net	3,583	(1,535)	997
Total non-operating income (expense)	(16,636)	(43,109)	(15,413)

Income Before Income Tax Provision	109,040	56,601	91,792

Income tax provision	30,675	39,958	28,255

Net Income	78,365	16,643	63,537
Less: Net income attributable
to noncontrolling interests	12,275	7,374	12,617

Net Income Attributable to Legg Mason, Inc.	$66,090	$9,269	$50,920

			(Continued)

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended
	June	March	June
	2018	2018	2017

Net Income Attributable to Legg Mason, Inc.	$66,090	$9,269	$50,920

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	2,324	923	1,736

Net Income (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$63,766	$8,346	$49,184

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.75	$0.10	$0.52

Diluted	$0.75	$0.10	$0.52

Weighted-Average Number of Shares
Outstanding:
Basic	85,120	84,526	94,869
Diluted	85,491	85,079	95,297

(1)	Participating securities excluded from weighted-average number of shares outstanding were 3,053, 3,343, and 3,192 for the quarters ended June 2018, March 2018, and June 2017, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	June 2018			March 2018			June 2017

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$748,108	$(203)	$747,905	$785,280	$(228)	$785,052	$793,886	$(44)	$793,842
Total operating expenses	621,816	413	622,229	685,610	(268)	685,342	686,614	23	686,637
Operating Income (Loss)	126,292	(616)	125,676	99,670	40	99,710	107,272	(67)	107,205
Non-operating income (expense)	(19,784)	3,148	(16,636)	(41,802)	(1,307)	(43,109)	(16,128)	715	(15,413)
Income (Loss) Before Income Tax Provision	106,508	2,532	109,040	57,868	(1,267)	56,601	91,144	648	91,792
Income tax provision	30,675	—	30,675	39,958	—	39,958	28,255	—	28,255
Net Income	75,833	2,532	78,365	17,910	(1,267)	16,643	62,889	648	63,537
Less: Net income (loss) attributable
to noncontrolling interests	9,743	2,532	12,275	8,641	(1,267)	7,374	11,969	648	12,617
Net Income Attributable to Legg Mason, Inc.	$66,090	$—	$66,090	$9,269	$—	$9,269	$50,920	$—	$50,920

(1) Other represents consolidated sponsored investment products that are not designated as CIVs

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended

	June	March	June
	2018	2018	2017

Operating Revenues, GAAP basis	$747,905	$785,052	$793,842

Plus (less):
Pass-through performance fees	(12,620)	(13,482)	(65,431)
Operating revenues eliminated upon
consolidation of investment vehicles	203	228	44
Distribution and servicing expense excluding
consolidated investment vehicles	(116,558)	(119,312)	(122,349)

Operating Revenues, as Adjusted	$618,930	$652,486	$606,106

Operating Income, GAAP basis	$125,676	$99,710	$107,205

Plus (less):
Gains (losses) on deferred compensation
and seed investments, net	1,272	(2,240)	5,428
Impairment of intangible assets	—	—	34,000
Amortization of intangible assets	6,180	6,112	6,339
Contingent consideration fair value adjustments	426	(15,518)	(16,550)
Charge related to regulatory matter	4,000	67,000	—
Operating (income) loss of consolidated investment
vehicles, net	616	(40)	67

Operating Income, as Adjusted	$138,170	$155,024	$136,489

Operating Margin, GAAP basis	16.8%	12.7%	13.5%
Operating Margin, as Adjusted	22.3	23.8	22.5

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended

	June	March	June
	2018	2018	2017

Cash provided by (used in) operating activities, GAAP basis	$(102,170)	$197,550	$(115,484)

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	29,356	29,880	28,330
Current tax expense	8,878	14,426	6,072
Net change in assets and liabilities	215,016	(128,797)	215,255
Net change in assets and liabilities
of consolidated investment vehicles	14,580	16,569	31,761
Net income attributable to noncontrolling interests	(12,275)	(7,374)	(12,617)
Net gains (losses) and earnings on investments	6,792	(3,179)	5,546
Net gains (losses) on consolidated investment vehicles	3,583	(1,535)	997
Other	(374)	(1,981)	77

Adjusted EBITDA	$163,386	$115,559	$159,937

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	June 2018	March 2018	December 2017	September 2017	June 2017
Equity	$206.4	$203.0	$207.6	$201.2	$196.2
Fixed Income	412.3	422.3	420.1	411.9	403.6
Alternative	66.4	66.1	66.3	65.8	66.5
Long-Term Assets	685.1	691.4	694.0	678.9	666.3
Liquidity	59.5	62.7	73.2	75.5	74.9
Total	$744.6	$754.1	$767.2	$754.4	$741.2

	Quarters Ended
By asset class (average):	June 2018	March 2018	December 2017	September 2017	June 2017
Equity	$205.0	$208.8	$204.7	$198.9	$190.6
Fixed Income	416.7	422.2	414.8	410.2	400.7
Alternative	66.0	66.1	65.8	66.0	67.4
Long-Term Assets	687.7	697.1	685.3	675.1	658.7
Liquidity	61.8	69.8	74.6	75.2	81.6
Total	$749.5	$766.9	$759.9	$750.3	$740.3

Component Changes in Assets Under Management
	Quarters Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Beginning of period	$754.1	$767.2	$754.4	$741.2	$728.4
Net client cash flows:
Equity	(2.2)	(2.1)	(3.2)	(2.4)	1.0
Fixed Income	1.3	2.8	5.4	0.9	0.3
Alternative	—	0.5	—	(0.7)	(0.8)
Long-Term flows	(0.9)	1.2	2.2	(2.2)	0.5
Liquidity	(2.9)	(10.7)	(2.3)	0.2	(11.5)
Total net client cash flows	(3.8)	(9.5)	(0.1)	(2.0)	(11.0)
Realizations(1)	(0.3)	(0.5)	(0.3)	(0.5)	(1.3)
Market performance and other(2)	1.1	(6.0)	13.5	13.5	24.7
Impact of foreign exchange	(6.5)	2.9	(0.4)	2.2	0.7
Acquisitions (disposition), net	—	—	0.1	—	(0.3)
End of period	$744.6	$754.1	$767.2	$754.4	$741.2

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers).

(2) For the quarter ended June 30, 2017, Other includes a reclass, effective April 1, 2017, of $16.0 billion of certain assets which were previously included in Assets Under Advisement to Assets Under Management, specifically retail separately managed account programs that operate and have fee rates comparable to programs managed on a fully discretionary basis. The quarter ended September 30, 2017 includes a reclassification of $1.0 billion from long-term net client cash flows to Market performance and other related to this AUM. For the quarter ended June 30, 2017, Other also includes a $3.7 billion reconciliation to previously reported amounts.

News Release

Use of Supplemental Non-GAAP Financial Information
As supplemental information, we are providing a performance measure for "Operating Margin, as Adjusted" and a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Our management uses these measures as benchmarks in evaluating and comparing our period-to-period operating performance and liquidity.

Operating Margin, as Adjusted
We calculate "Operating Margin, as Adjusted," by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing arrangements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, certain unusual and other non-core charges (including the previously disclosed regulatory charge), and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, and less performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests, which we refer to as "Operating Revenues, as Adjusted." The deferred compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Non-operating income (expense), net, and thus have no impact on Net Income (Loss) Attributable to Legg Mason, Inc. We adjust for the impact of the amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Impairment charges, certain unusual and other non-core charges (including the previously disclosed regulatory charge), and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted, in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. We also use Operating Revenues, as Adjusted, in the calculation to show the operating margin without performances fees which are passed through as compensation expense or net income (loss) attributable to noncontrolling interests per the terms of certain more recent acquisitions. Operating Revenues, as Adjusted, also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income (Loss) Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without distribution revenues that are passed through to third parties as a direct cost of selling our products, performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests per the terms of certain more recent acquisitions, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, certain unusual and other non-core charges (including the previously disclosed regulatory charge), and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income (Loss) Attributable to Legg Mason, Inc. This measure is provided in addition to our operating margin calculated under GAAP but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus) interest expense, net of accretion and amortization of debt discounts and premiums, current income tax expense (benefit), the net change in assets and liabilities, net (income) loss attributable to noncontrolling interests, net gains (losses) and earnings on investments, net gains (losses) on consolidated investment vehicles, and other. The net change in assets and liabilities adjustment aligns with the Consolidated Statements of Cash Flows. Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.

We believe that this measure is useful to investors and us as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our shareholders. This measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and are provided as a supplement to, and not in replacement of, GAAP measures.

We have previously disclosed Adjusted EBITDA that conformed to calculations required by our debt covenants, which adjusted for certain items that required cash settlement that are not part of the current definition.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset